                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                             JAVELIN SYSTEMS, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             JAVELIN SYSTEMS, INC.
                             17891 CARTWRIGHT ROAD
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 22, 1999
                            ------------------------

TO THE STOCKHOLDERS OF JAVELIN SYSTEMS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of JAVELIN SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, December 22, 1999 at 1:00 p.m. local time at 17891 Cartwright Road, Irvine, California 92614 for the following purposes:

    1. To elect two (2) directors to serve until the 2002 Annual Meeting of Stockholders and until such directors' successors are elected;

    2. To approve an amendment of the Company's Restated Certificate of Incorporation to change the Company's name to "Aspeon, Inc."

    3. To approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.

    4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending June 30, 2000; and

    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on November 1, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          Horace Hertz
                                          SECRETARY

Irvine, California
November 8, 1999

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             JAVELIN SYSTEMS, INC.
                             17891 CARTWRIGHT ROAD
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 22, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of JAVELIN SYSTEMS, INC., a Delaware corporation (the "Company"), for use in voting at the Annual Meeting of Stockholders to be held on December 22, 1999, at 1:00 p.m. local time, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 17891 Cartwright Road, Irvine, California, 92614. The Company intends to mail this Proxy Statement and accompanying proxy card on or about November 8, 1999 to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

    The Board has fixed November 1, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on November 1, 1999 will be entitled to notice of and to vote at the Annual Meeting. The only outstanding class of capital stock of the Company is its Common Stock, $.01 par value per share. At the close of business on the Record Date the Company had
outstanding and entitled to vote             shares of Common Stock. The
presence in person or by proxy of the holders of record of             of the
issued and outstanding Common Stock of the Company entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the Annual Meeting for the purposes of determining a quorum.

    Each holder of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon.

    All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is made on your signed proxy card that is returned to the Company, the shares represented by your executed proxy will be voted FOR
(i) Proposal 1 to elect management's nominees for director to the class which term expires as of the Annual Meeting, (ii) Proposal 2 to approve an amendment to the Company's Certificate of Incorporation to change the Company's name to Aspeon, Inc., and (iii) Proposal 3 to approve the Company's 1997 Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock for issuance under such plan by 1,000,000 shares, and (iv) Proposal 4 to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2000. If the instructions on your proxy card specifies "ABSTAIN" with respect to a particular proposal, the shares represented by your proxy will be counted as an abstention for such proposal.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 17891 Cartwright Road, Irvine, California 92614, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    In order to be included in the Company's proxy statement and proxy card relating to the 2000 Annual Meeting of Stockholders, proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must comply with the applicable Securities and Exchange Commission rules and regulations. Such proposals of stockholders must also be sent to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement and be received by the Company not later than July 11, 2000.

    Unless a stockholder who wishes to bring a matter that will not be included in the proxy statement before the stockholders at the Company's 2000 Annual Meeting notifies the Company of such matter prior to September 24, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and By-laws provide that the Board shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors to serve on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of four members. Two vacancies currently exist on the Board. There are two directors in the class whose term of office expires in 1999. The nominees for election to this class, Richard P. Stack and Robert Nichols are currently directors of the Company. Mr. Stack was previously elected by the stockholders. Mr. Nichols was appointed to the Board by a majority of the remaining directors to fill a vacancy on the Board. If elected at the Annual Meeting, each of Mr. Stack and

Mr. Nichols will serve until the 2002 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

    The two candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Stack and Mr. Nichols. In the event that Mr. Stack or Mr. Nichols should be unavailable for election as a result of an unexpected occurrence, such shares will be voted (unless the proxy card is marked to the contrary) for the election of such substitute nominee, if any, as management may propose. Mr. Stack and Mr. Nichols have agreed to serve if elected, and management has no reason to believe that Mr. Stack or Mr. Nichols will be unable to serve. It is believed that all officers and directors of the Company will vote their respective shares in favor of Mr. Stack and Mr. Nichols.

    Set forth below is biographical information for Mr. Stack, Mr. Nichols and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

    RICHARD P. STACK, age 34, has been President, Chief Executive Officer and a director of the Company since the Company's inception in September 1995. Prior to that time, from 1991 through September 1995, Mr. Stack was Managing Director of Hi-Technology Supply, a manufacturer and distributor of personal computers and components located in South Africa, which he founded and grew to approximately $6 million in annual sales and 15 employees prior to its sale to a South Africa-based personal computer and component manufacturing company. From 1988 through 1991, Mr. Stack was employed by Pan-American Airlines in technical management positions. Mr. Stack holds a B.A. degree from the University of California at Berkeley.

    ROBERT NICHOLS, age 46, has been Vice President, Sales and Marketing, and a director of the Company since April 1998, and has been President of CCI
Group, Inc. since its inception in 1992. Prior to that time, from 1991 to 1992, Mr. Nichols served as Director of Sales and Marketing for DP-Tek, Inc., an electronic components manufacturer and systems integrator. From 1985 through 1991, Mr. Nichols served in various sales and marketing positions, most recently as Sales Manager, Quick Service Restaurants, for Unisys Corporation, a publicly-traded computer and information systems provider. Mr. Nichols holds an Associates Degree from the State University of New York and B.S. and M.B.A. degrees from the University of Missouri.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

    There are currently two vacancies in the class of directors to be elected at the 2000 Annual Meeting of Stockholders. The Board intends to identify and elect at least one qualified person to fill such vacancies prior to the 2000 Annual Meeting.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

    JAY L. KEAR, age 62, was elected as a director of the Company in August 1996. Since 1988, Mr. Kear has represented Stack Enterprises in working with and investing in high technology companies. From 1988 through 1993, Mr. Kear also engaged in similar work for the Noorda Family Trust. Prior to 1988, Mr. Kear held various sales, marketing, engineering, and general management positions with private and public companies in the high technology sector. Mr. Kear received a B.S. degree from the University of Southern California.

    ANDREW F. PUZDER, age 49, was elected as a director of the Company in November 1996. Mr. Puzder is currently Executive Vice President of Irvine-based Fidelity National Financial, Inc., Executive Vice

President and General Counsel of CKE Restaurants, Inc., Chief Executive Officer and a director of Santa Barbara Restaurants Group, and a director of Checkers Drive-In Restaurants, Inc. He is also a partner on leave at the law firm of Stradling, Yocca, Carlson & Rauth. Mr. Puzder received his J. D. from the Washington University School of Law.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended June 30, 1999 the Board held four meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditor's comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors:
Messrs. Kear and Puzder. The Audit Committee met one time immediately following the 1999 fiscal year end to discuss the annual audit with the Company's independent auditors.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors and one employee director: Messrs. Kear, Puzder and Stack, respectively. Steve Goodman was a member of the Compensation Committee until his resignation from the Board of Directors in September 1999. The Compensation Committee acted by written consent five times during the 1999 fiscal year.

    The Board did not have a standing Nominating Committee during fiscal year 1999.

    During the fiscal year ended June 30, 1999, each Board member, except
Mr. Nichols attended 75% or more of the aggregate of the meetings of the Board, and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
         APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                        TO CHANGE NAME TO "ASPEON, INC."

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment") to change the Company's corporate name from Javelin Systems, Inc. to "Aspeon, Inc." The proposed form of Amendment is attached hereto as APPENDIX A. Please review carefully APPENDIX A in conjunction with this proxy statement.

    The Company and the Board of Directors have determined that it is in the best interest of the Company to change its name to be consistent with the Company's long term goals. In September 1999, the Company launched Aspeon Solutions, a division responsible for marketing end-to-end solutions to the foodservice industry. The Company believes that the change of its corporate name to Aspeon, Inc. symbolizes its focus to provide end-to-end solutions in the future.

    Stockholders are requested in this Proposal 2 to approve the Amendment. The affirmative vote of the holders of a majority of the outstanding shares will be required to approve the Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3
           APPROVAL OF AN AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

    In September 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Equity Incentive Plan (the "1997 Plan"). Under the 1997 Plan, 300,000 shares of the Company's Common Stock were reserved for issuance pursuant to the exercise of stock awards granted to employees, directors and consultants. In 1998, the Board and the holders of a majority of the Common Stock of the Company approved an amendment to the 1997 Plan to increase the number of shares authorized for issuance under the 1997 Plan to an aggregate of 1,100,000 shares.

    In October 1999, the Board approved an amendment to the 1997 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1997 Plan to 2,100,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 3 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

    The essential features of the 1997 Plan, as amended are outlined below:

GENERAL

    The 1997 Plan provides for the grant of both incentive and nonstatutory stock options as well as stock appreciation rights. Incentive stock options granted under the 1997 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1997 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

    The 1997 Plan was adopted to provide a means by which directors, selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of directors and employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 350 employees and consultants are eligible to participate in the 1997 Plan.

ADMINISTRATION

    The 1997 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1997 Plan and, subject to the provisions of the 1997 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1997 Plan to a committee composed of not fewer than 2 members of the Board, who may also be "outside directors" within the meaning of Section 162(m) of the Code. The Board has delegated administration of the 1997 Plan to the Compensation Committee of the Board. As used herein with respect to the 1997 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Incentive stock options may be granted under the 1997 Plan only to employees (including officers) of the Company and its affiliates. Stock awards other than incentive stock options and stock appreciation rights appurtenant thereto may be granted only to employees, directors or consultants.

    No incentive stock option may be granted under the 1997 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. For incentive stock option grants, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE 1997 PLAN

    If options granted under the 1997 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1997 Plan. If proposal 3 is approved, stock options granted under the 1997 Plan may not exceed in the aggregate 2,100,000 shares of the Company's Common Stock. If proposal 3 is not approved, stock options granted under the 1997 Plan may not exceed in the aggregate 1,100,000 shares of the Company's Common Stock. As of the date of this Proxy Statement, the Company has granted 1,095,250 options under the 1997 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1997 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1997 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1997 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. Deductions for compensation attributable to the exercise of such options with exercise prices below market value could be limited by Section 162(m). See "Federal Income Tax Information." At
September 15, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $11.3125 per share.

    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options.

    The exercise price of options granted under the 1997 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the 1997 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by options under the 1997 Plan will typically vest over a 4 to 5 year period with 25% to 20% vesting one year from the date of grant and 25% to 20% of the remaining shares vesting yearly thereafter. Shares covered by options granted in the future under the 1997 Plan may be subject to different vesting terms. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1997 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is 5 years. Options under the 1997 Plan generally terminate 3 months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within 30 days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1997 Plan or subject to any option granted under the 1997 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1997 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1997 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1997 Plan or substitute similar options for those outstanding under such plan. In the event that any surviving corporation declines to assume options outstanding under the 1997 Plan, or to substitute similar options, then such options will be terminated if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1997 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1997 Plan will terminate in September 2007.

    The Board may also amend the 1997 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3
("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the 1997 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1997 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of
Section 162(m)
of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

    Under the 1997 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may be transferred by the optionee to the spouse, children, lineal ancestors and lineal descendants of the optionee or to an organization to which tax deductible contributions may be made.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on the length of time such stock was held. Long-term capital gains currently are subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1997 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on the length of time such stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to covered employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by the stockholders.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

                                   PROPOSAL 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors. The Board unanimously approved the selection of PricewaterhouseCoopers LLP and believes that all officers and directors will vote their respective shares in favor of this Proposal 4.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 15, 1999, by
(i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each Named Executive Officer,
(iii) each of the Company's directors, and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
                                                                 OWNERSHIP
                                                            --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)(2)                   NUMBER     PERCENT
------------------------------------------                  ---------   --------
Richard P. Stack(3).......................................    706,791      7.9%

Robert D. Nichols(4)......................................    403,783      4.5

C. Norman Campbell(5).....................................    281,884      3.2

Jay L Kear(6).............................................     41,000        *

Andrew F. Puzder(7).......................................     25,000        *

Horace M. Hertz(8)........................................     49,833        *

All Executive Officers and Directors as a group
  (6 persons)(9)..........................................  1,305,941     16.6

------------------------

*   Less than one percent

(1) All persons listed above have an address c/o the Company's principal executive offices at 17891 Cartwright Road, Irvine, CA 92614.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 8,894,803 shares of Common Stock outstanding as of September 15, 1999.

(3) Includes 9,700 shares owned by Mr. Stack's children and 62,000 shares owned by Mr. Stack's mother. Also includes 31,250 shares subject to options exercisable within 60 days of September 15, 1999.

(4) Includes 12,600 shares owned by Mr. Nichols' children. Also includes 19,750 shares subject to options exercisable within 60 days of September 15, 1999.

(5) Includes 26,250 shares subject to options exercisable within 60 days of September 15, 1999.

(6) Includes 5,000 shares held by the Jay Louis Kear family Trust of which Mr. Kear is the trustee and 12,000 shares owned by an individual retirement account of which Mr. Kear is the trustee. Also includes 24,000 shares subject to options exercisable within 60 days of September 15, 1999.

(7) Includes 24,000 shares subject to options exercisable with 60 days of September 15, 1999.

(8) Includes 1,500 shares held by GAK Limited, a partnership of which Mr. Hertz is a general partner. Also includes 48,333 shares subject to options exercisable with 60 days of September 15, 1999.

(9) Includes 173,583 shares subject to options exercisable within 60 days of September 15, 1999.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1999, all officers, directors and greater than ten percent beneficial owners complied with all
Section 16(a) filing requirements applicable to them; except that one report, covering one transaction, was filed late by each of Messrs. Stack, Hertz, Nichols and Campbell, respectively.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company and their ages are as follows:

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Richard P. Stack (1)(3)...........     34      President, Chief Executive Officer
                                               and Director
Robert D. Nichols (2)(3)..........     46      Vice President, Sales and
                                               Marketing, President, CCI
                                                 Group, Inc. and Director
C. Norman Campbell................     45      Vice President, Engineering
Horace M. Hertz...................     50      Chief Financial Officer and
                                               Secretary
Andrew F. Puzder(1)(2)(3).........     45      Director
Jay L. Kear(1)(2)(3)..............     62      Director

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) The biographies of the directors of the Company are set forth under Proposal 1, Election of Directors.

    C. NORMAN CAMPBELL, age 45, has been Vice President, Engineering, of the Company since its inception in September 1995. Mr. Campbell also served as director of the Company from its inception through May 1998. Prior to that time, from 1991 through September 1995, Mr. Campbell served in various engineering management positions, including Director of Research and Development, Singapore, for Advanced Logic Research, a publicly-traded high-end file server manufacturing company. From 1984 to 1991, Mr. Campbell also acted as consultant to the computer industry with such companies as Intel, ITT, Orange Micro Inc. and IBC (UK).

    HORACE M. HERTZ, age 50, has been Chief Financial Officer of the Company since November 1997. Prior to that time, from 1996 to 1997, Mr. Hertz acted as financial consultant for various companies. From October 1995 to December 1995, Mr. Hertz was the Chief Financial Officer of Access Healthnet, Inc., an entity that declared bankruptcy in December 1995. From 1991 to 1995, Mr. Hertz was a partner of Corbin & Wertz, a CPA firm specializing in publicly-held companies. From 1974 to 1991, Mr. Hertz was a partner of Deloitte & Touche LLP. Mr. Hertz holds a masters degree in mathematics from the University of California at Irvine.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    The members of the Board do not receive any cash compensation for their service as a director, but are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Further, each non-employee director of the Company is to be granted options to purchase 30,000 shares of the Company's Common Stock pursuant to the terms of the Company's stock option plan then in effect for services rendered as a director of the Company. During the last fiscal year, the Company did not grant options to its non-employee directors. As of September 15, 1999 no non-employee director had exercised any options.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal year ended June 30, 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the three other most highly compensated executive officers who earned more than $100,000 in the fiscal year ended June 30, 1999 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                            ANNUAL COMPENSATION   COMPENSATION AWARDS
                                                            -------------------   -------------------
                                                             SALARY     BONUS         SECURITIES
NAME AND PRINCIPAL POSITION                        YEAR       ($)        ($)      UNDERLYING OPTIONS
---------------------------                      --------   --------   --------   -------------------
Richard P. Stack...............................    1999     $187,887         --          75,000
  President, Chief Executive Officer               1998     $105,508         --          50,000
  and Director                                     1997     $ 87,958         --              --

Robert D. Nichols..............................    1999     $ 37,500   $152,909          75,000
  Vice President, Sales and Marketing,             1998     $ 73,250   $ 87,500           5,000
  President, CCI Group, Inc. and Director

Horace M. Hertz................................    1999     $143,333     20,000         110,000
  Chief Financial Officer                          1998     $ 65,215         --          55,000

C. Norman Campbell.............................    1999     $149,995         --          75,000
  Vice President, Engineering                      1998     $107,593         --          30,000
                                                   1997     $ 90,415         --              --

                       STOCK OPTION GRANTS AND EXERCISES

    In August 1996, the Company adopted, and the stockholders subsequently approved, the Company's 1996 Stock Incentive Award Plan (the "1996 Plan"). Under the 1996 Plan, 300,000 shares of the Company's Common Stock are reserved for issuance pursuant to the exercise of stock awards granted to employees, directors and consultants. As of September 15, 1999 options to purchase a total of 185,700 shares were outstanding under the 1996 Plan and no shares remained available for grant thereunder. The 1996 Plan will terminate in August 2006, unless sooner terminated by the Company's Board of Directors.

    The 1996 Plan provides for the grant of both incentive and nonstatutory stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments and/or performance awards (collectively "Incentive Awards"). Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code.

    No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock option grants, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    The Company did not grant any options to its executive officers under the 1996 Plan during the fiscal year ended June 30, 1999.

    As of September 15, 1999 options to purchase a total of 1,019,400 shares were outstanding under the 1997 Plan and options to purchase 63,750 shares remained available for grant thereunder. The 1997 Plan will terminate in September 2007, unless sooner terminated by the Company's Board of Directors.

    The Company granted options for an aggregate of 345,000 shares to its executive officers under the 1997 Plan during the fiscal year ended June 30, 1999.

    In April 1999, the Board of Directors adopted the Company's 1999 Non-Officer Stock Option Plan (the "1999 Plan"). The adoption of the 1999 Plan did not require stockholder approval. Under the 1999 Plan, 1,000,000 shares of the Company's Common Stock are reserved for issuance pursuant to the exercise of stock options granted to employees and consultants. Under the 1999 Plan, stock options may not be granted to the Company's officers or members of the Board. As of September 15, 1999 options to purchase a total of 602,250 shares were outstanding under the 1999 Plan and 397,750 shares remained available for grant thereunder. The 1999 Plan will terminate in April 2009, unless sooner terminated by the Company's Board of Directors.

    The 1999 Plan provides for the grant of nonstatutory stock options. Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of stock options granted under the 1999 Plan must be equal to 100% of the fair market value of the Company's Common Stock on the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1999 to each of the Named Executive Officers:

                                                         INDIVIDUAL GRANTS
                                  ----------------------------------------------------------------
                                                         % OF TOTAL
                                      NUMBER OF           OPTIONS
                                      SECURITIES         GRANTED TO     EXERCISE OR   MARKET PRICE
                                  UNDERLYING OPTIONS    EMPLOYEES IN    BASE PRICE     ON DATE OF    EXPIRATION
NAME                                  GRANTED(1)       FISCAL YEAR(2)     ($/SH)         GRANT          DATE
----                              ------------------   --------------   -----------   ------------   ----------
Richard Stack...................        75,000                8.3%        $  8.75        $  8.75      11/10/08

Robert D. Nichols...............        75,000                8.3%        $  8.75        $  8.75      11/10/08

Horace M. Hertz.................        75,000                8.3%        $  8.75        $  8.75      11/10/08
                                        45,000                5.0%        $10.875        $10.875       7/10/08

C. Norman Campbell..............        75,000                8.3%        $  8.75        $  8.75      11/10/08

------------------------

(1) The options referenced above become exercisable over a 4-year period with 25% vesting one year from the date of grant and 25% of the remaining shares vesting yearly thereafter.

(2) Based on options to purchase 903,750 shares granted to employees in the fiscal year ended June 30, 1999, including the Named Executive Officers.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

    There were no option exercises by the Named Executive Officers during the fiscal year ended June 30, 1999. The following table sets forth information with respect to the number and value of securities underlying unexercised options held by the Named Executive Officers as of June 30, 1999:

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                    AT FISCAL YEAR-END(1)         AT FISCAL YEAR-END(2)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Richard P. Stack...............................    10,000         115,000        $36,250       $407,500

Robert D. Nichols..............................     1,000          79,000        $ 3,563       $276,750

Horace M. Hertz................................    18,333         156,667        $66,457       $457,243

C. Norman Campbell.............................     7,500          97,500        $27,188       $344,063

------------------------

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock.

(2) Based on the fair market value of the Common Stock as of June 30, 1999. Amounts reflected are based on the fair market value minus the exercise price and do not indicate that the optionee sold such stock.

                             EMPLOYMENT AGREEMENTS

    The Company and Richard P. Stack entered into an Employment Agreement dated August 19, 1996 (the "Stack Employment Agreement"). The Stack Employment Agreement expired on August 19, 1999 and was not renewed. The Stack Employment Agreement provided for payment to Mr. Stack of an annual salary of $95,000 from January 1, 1997 through December 31, 1997 and $105,000 from and after
January 1, 1998. As of April 1, 1998, Mr. Stack's annual salary was increased to $150,000. In addition to his salary,

Mr. Stack was reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with the performance of his duties. The Company was also obligated to pay the premium for a life insurance policy insuring Mr. Stack's life providing for death benefits of up to $750,000 to the named beneficiary of the policy. During the term of the Stack Employment Agreement, if Mr. Stack's employment with the Company was terminated for cause (as defined in the Stack Employment Agreement), Mr. Stack would have been entitled to receive his base salary through the date of termination. During the term of the Stack Employment Agreement, if Mr. Stack's employment with the Company was terminated without cause, he would have been entitled to receive payment of his base salary for the greater of (i) the remaining term of the Stack Employment Agreement, or (ii) one (1) year from the date of termination.

    The Company and C. Norman Campbell entered into an Employment Agreement dated August 19, 1996 (the "Campbell Employment Agreement"). The Campbell Employment Agreement expired on August 19, 1999 and was not renewed. The Campbell Employment Agreement provided for payment to Mr. Campbell of an annual salary of $95,000 from January 1, 1997 through December 31, 1997 and $105,000 from and after January 1, 1998. As of April 1, 1998, Mr. Campbell's annual salary was increased to $130,000. In addition to his salary, Mr. Campbell was reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with the performance of his duties. The Company was also obligated to pay the premium for a life insurance policy insuring
Mr. Campbell's life providing for death benefits of up to $750,000 to the named beneficiary of the policy. During the term of the Campbell Employment Agreement, if Mr. Campbell's employment with the Company was terminated for cause (as defined in the Campbell Employment Agreement), Mr. Campbell would have been entitled to receive his base salary through the date of termination. During the term of the Campbell Employment Agreement, if Mr. Campbell's employment with the Company was terminated without cause, he would have been entitled to receive payment of his base salary for the greater of (i) the remaining term of the Campbell Employment Agreement, or (ii) one year from the date of termination.

    CCI Group, Inc., a wholly-owned subsidiary of the Company ("CCI"), and Robert Nichols entered into an Employment Agreement dated January 1, 1998 (the "Nichols Employment Agreement"). The Nichols Employment Agreement expires on December 31, 2002 and provides for payment to Mr. Nichols of an annual base salary of $100,000. Mr. Nichols is also entitled to a quarterly bonus of $6,250 and a year-end bonus of approximately $31,750, subject to adjustment based on CCI's profitability for the applicable fiscal year. In addition to his base salary and bonuses, Mr. Nichols is also reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with the performance of his duties. If Mr. Nichols' employment with CCI is terminated for cause (as defined in the Nichols Employment Agreement) or in the event of a voluntary termination of employment by Mr. Nichols following a change in control (as defined in the Nichols Employment Agreement), Mr. Nichols will be entitled to his base salary through the date of termination. If Mr. Nichols is terminated without cause (as defined in the Nichols Employment Agreement), then
Mr. Nichols will be entitled to a lump sum equal to Mr. Nichol's annual base salary.

                              CERTAIN TRANSACTIONS

    On September 25, 1999, the Company loaned $80,000 to Andrew Puzder, a director of the Company, at an interest rate of 6% per year. Mr. Puzder's options to purchase 30,000 shares of the Company's Common Stock serve as collateral for such loan.

    On December 22, 1997, the Company issued 557,500 shares of the Company's Common Stock to Robert Nichols, Executive Vice President, Sales and Marketing, and a Director of the Company, for his entire interest in CCI in connection with the purchase by the Company of all the outstanding capital stock of CCI. In connection with the acquisition of CCI, the Company also assumed a note payable to Mr. Nichols with a balance of approximately $185,000 (the "Nichols Note"). In February 1998, the Company repaid to Mr. Nichols the principal amount and all accrued interest outstanding under the Nichols Note.

    The Company has entered into employment agreements with Richard P. Stack and
C. Norman Campbell which expired in August 1999. In addition, CCI entered into an employment agreement with Robert Nichols. See "Management-Employment Agreements."

                                 OTHER MATTERS

    The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy and to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Horace Hertz
                                          SECRETARY

November 8, 1999

    THE COMPANY WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK UPON REQUEST, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1999 BY CALLING OR WRITING TO THE COMPANY AT: CORPORATE SECRETARY, JAVELIN SYSTEMS, INC., 17891 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614 (TELEPHONE NUMBER (949) 440-8000).

                                   APPENDIX A

                          CERTIFICATE OF AMENDMENT TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                            OF JAVELIN SYSTEM, INC.

                          CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                             JAVELIN SYSTEMS, INC.

    JAVELIN SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

1. The name of the Corporation is Javelin Systems, Inc. The Corporation was originally incorporated under the name Sunwood Research, Inc. The Certificate of Incorporation for Sunwood Research, Inc. was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 19, 1995.

2. Pursuant to an Action by Unanimous Written Consent in lieu of a meeting of the Board of Directors of the Corporation, the Corporation adopted resolutions setting forth a proposed Amendment to Amended and Restated Certificate of Incorporation of the Corporation, declaring said Amendment to Amended and Restated Certificate of Incorporation to be advisable and authorizing the officers of the Corporation to present the proposed Amendment to Amended and Restated Certificate of Incorporation to the stockholders of the Corporation for their consideration.

3. Thereafter, the proposed Amendment to Amended and Restated Certificate of Incorporation of the Corporation was approved by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon at a duly convened annual meeting of stockholders called in accordance with Section 222 of the DGCL.

4. Pursuant to Sections 242 of the DGCL, this Amendment to Amended and Restated Certificate of Incorporation amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation filed with the Secretary of State on January 12, 1999.

5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 of the DGCL.

6. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

              "FIRST. The name of the Corporation is Aspeon, Inc."

    IN WITNESS WHEREOF, Javelin Systems, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this day of December, 1999.

                                          JAVELIN SYSTEMS, INC.
                                          By:
                                          --------------------------------------
                                             Richard Stack,
                                             PRESIDENT AND CHIEF EXECUTIVE
                                          OFFICER

ATTEST:
By:
   ------------------------------------------
   Horace Hertz,
   SECRETARY

PROXY                        JAVELIN SYSTEMS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 22, 1999

    The undersigned hereby appoints Richard P. Stack and Horace M. Hertz, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Javelin Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Javelin Systems, Inc. to be held at the offices of the Company, 17891 Cartwright Road, Irvine, California 92614 at 1:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two (2) directors to serve until the 2002 Annual Meeting of
            Stockholders and until their successors are elected.

  / /  FOR the nominees listed below.  / /  WITHHOLD AUTHORITY to vote for the nominee or the Nominees indicated
                                            below:

    NOMINEES: Richard P. Stack and Robert Nichols
----------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To approve an amendment to the Company's amended and restated
            certificate of incorporation to change the Company's name to "Aspeon, Inc."

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To approve the Company's 1997 Equity Incentive Plan, as amended to increase the number of shares authorized under the 1997 Plan from 1,100,000 to 2,100,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4: To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending June 30, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                             DATED
                                            -----------------------------------,
                                             1999

                                             -----------------------------------

                                             -----------------------------------
                                                        SIGNATURE(S)

                                             PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS HEREON. IF THE STOCK IS
                                             REGISTERED IN THE NAMES OF TWO OR
                                             MORE PERSONS, EACH SHOULD SIGN.
                                             EXECUTORS, ADMINISTRATORS,
                                             TRUSTEES, GUARDIANS AND
                                             ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                             TITLES. IF SIGNER IS A CORPORATION,
                                             PLEASE GIVE FULL CORPORATE NAME AND
                                             HAVE A DULY AUTHORIZED OFFICER
                                             SIGN, STATING TITLE. IF SIGNER IS A
                                             PARTNERSHIP, PLEASE SIGN IN
                                             PARTNERSHIP NAME BY AUTHORIZED
                                             PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.